UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 23, 2021

Argo Group International Holdings, Ltd.

(Exact Name of Registrant as Specified in Charter)

Bermuda	001-15259	98-0214719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

90 Pitts Bay Road P.O. Box HM 1282 Hamilton HM FX	P.O. Box HM 1282
Pembroke HM 08	Hamilton HM FX
Bermuda	Bermuda
(Address, Including Zip Code, of Principal Executive Offices)	(Mailing Address)

Registrant’s telephone number, including area code: (441) 296-5858

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $1.00 per share	ARGO	New York Stock Exchange
Guarantee of Argo Group U.S., Inc. 6.500% Senior Notes due 2042	ARGD	New York Stock Exchange
Depositary Shares, Each Representing a 1/1,000th Interest in a 7.00% Resettable Fixed Rate Preference Share, Series A, par value $1.00 per share	ARGOPrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Jay Bullock Separation Agreement

On March 23, 2021, Argo Group International Holdings, Ltd. (the “Company”) and Jay S. Bullock entered into a Separation and Transition Agreement and General Release (the “Separation Agreement”). As previously announced, Scott Kirk succeeded Mr. Bullock as the Company’s Chief Financial Officer on March 16, 2021. The following is a brief description of the terms and conditions of the Separation Agreement.

Pursuant to the Separation Agreement, Mr. Bullock will serve as an employee adviser to the Company until March 31, 2021 (the “Termination Date”). Mr. Bullock will continue to receive his annual base salary of $600,000 and will remain eligible to participate in the Company’s employee benefit plans until the Termination Date. Thereafter, Mr. Bullock’s employment with the Company shall cease.

Under the Separation Agreement, from April 1, 2021 until June 30, 2021, or as may be extended thereafter by mutual agreement of the parties, Mr. Bullock may provide consulting services relating to the transition of his duties to his successor, at an hourly rate based on his annual base salary divided by 2,080. Upon Mr. Bullock’s execution and non-revocation of the Separation Agreement, and pursuant to the circumstances of his departure, Mr. Bullock became entitled to the severance benefits for a termination without cause under his employment agreement. In addition, Mr. Bullock is eligible to receive attorneys’ fees incurred in connection with the negotiation of the Separation Agreement. The Separation Agreement also provides that Mr. Bullock will remain subject to the restrictive covenants set forth in his employment agreement and provides for a general release of claims.

The foregoing is only a summary description of certain terms of the Separation Agreement, and is qualified in its entirety by the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Retirement of Directors

On March 25, 2021, the Company announced that Kathleen Nealon and John Tonelli will retire from the Board of Directors, effective immediately following the Company’s Annual General Meeting scheduled for May 6, 2021. Following the Annual General Meeting, the size of the Company’s Board will be reduced to 9 directors.

A copy of the press release announcing the retirement of Ms. Nealon and Mr. Tonelli is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

No.	Exhibit

10.1	Separation and Transition Agreement and General Release, dated as of March 23, 2021, between Argo Group International Holdings, Ltd. and Jay S. Bullock

99.1	Press Release issued by Argo Group International Holdings, Ltd. dated March 25, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 25, 2021	ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

	By:	/s/ Scott Kirk
Name: Scott Kirk
Title: Chief Financial Officer